Exhibit 8.1

[Goodwin Procter LLP Letterhead]

February 4, 2026

Fundrise eREIT, LLC

11 Dupont Circle NW, 9th FL,

Washington, District of Columbia 20036

Ladies and Gentlemen:

This opinion letter is delivered to you in connection with the prospectus included as part of the registration statement on Form S-4 filed with the Securities and Exchange Commission (as amended or supplemented through the date hereof, the “Registration Statement”) in respect of the proposed merger of Fundrise Equity REIT, LLC, a Delaware limited liability company (“Equity REIT”); Fundrise East Coast Opportunistic REIT, LLC, a Delaware limited liability company (“East Coast REIT”); Fundrise Growth eREIT II, LLC, a Delaware limited liability company (“Growth eREIT II”); Fundrise Growth eREIT III, LLC, a Delaware limited liability company (“Growth eREIT III”); Fundrise Midland Opportunistic REIT, LLC, a Delaware limited liability company (“Midland REIT”), Fundrise West Coast Opportunistic REIT, LLC, a Delaware limited liability company (“West Coast REIT”), and Fundrise Development eREIT, LLC, a Delaware limited liability company (“Development eREIT”), with and into Fundrise eREIT, LLC, a Delaware limited liability company (“Acquiror”), pursuant to the Agreement and Plan of Merger, which we have assumed will be executed by the parties thereto substantially in the form that is included as Exhibit 2.1 to the Registration Statement (the “Merger Agreement”), by and among Equity REIT, East Coast REIT, Growth eREIT II, Growth eREIT III, Midland REIT, West Coast REIT, Development eREIT, and Acquiror. The opinion herein relates to the accuracy of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement (such discussion hereinafter referred to as the “Tax Disclosure”).

For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement and the Registration Statement. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us.

In our opinion, the discussion set forth in the Tax Disclosure, insofar as it summarizes United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein and the assumptions and limitations herein, is accurate in all material respects.

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Fundrise eREIT, LLC

As of February 4, 2026

We express no opinion herein other than the opinion expressly set forth above.

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.

Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the accuracy of the discussion set forth in the Tax Disclosure.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) or within the category of persons whose consent is required under Section 7 of the Securities Act.

[Signature Page Follows]

Fundrise eREIT, LLC

As of February 4, 2026

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP

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